SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2008 (February 28, 2008)

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

California	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 401
Los Angeles, California 90017
(Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreements, which are attached hereto as exhibits.

On February 28, 2008, our board of directors approved two investor relations consulting agreements.

The first agreement is with New Castle Consulting, LLC (“New Castle”). Pursuant to this agreement, which was executed on February 12, 2008, New Castle will provide investor relations services to us for a period of 6 months in exchange for an immediate payment of $4,500, a monthly fee of $4,500 the payment of which will begin in March 2008, the issuance of 100,000 shares of restricted common stock and an indemnity.

The second agreement is with Kulman IR, LLC (“Kulman”). Pursuant to this agreement, which was executed on February 14, 2008, Kulman will provide investor relations services to us for a period of 12 months in exchange for a monthly fee of $3,500, the issuance of 100,000 shares of restricted common stock, the payment of pre-approved expenses incurred by Kulman in discharging its obligations under the agreement and cross-indemnities.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Consulting Agreement dated February 12, 2008 between CyberDefender Corporation and New Castle Consulting, LLC.

Exhibit 10.2 Investor Relations Agreement dated February 14, 2008 between CyberDefender Corporation and Kulman IR, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2008

CYBERDEFENDER CORPORATION

By:	/s/ Gary Guseinov
Gary Guseinov, Chief Executive Officer